EXHIBIT 23.1


(Company Logo Omitted)
                                       8950 E. Raintree Dr., Suite 200
                                       Scottsdale, AZ 85260
                                       Phone 480-444-3424
EWC                                    Fax 480-444-3423
Epstein Weber & Conover, PLC
Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Navidec Financial Services, Inc. on Form SB-2 of our report dated June 14, 2005, with respect to our audit of the consolidated financial statements of Navidec Financial Services, Inc. as of December 31, 2004 and the year then ended, that is included in this Registration Statement, filed with the Securities and Exchange Commission. We also consent to the use of our name as it appears under the caption "Experts".



/s/ Epstein, Weber & Conover PLC
--------------------------------
Epstein, Weber & Conover PLC
Phoenix, Arizona

June 20, 2005